Exhibit 99.1

For Immediate Release

Contact:	Mark Samuels, SVP	Murray Louis, VP	Larry Wexler
Voice:	610.676.2024	610.676.1932	610.676.1440
E-mail	msamuels@seic.com	mlouis@seic.com	lwexler@seic.com
Pages:	Eight

SEI Investments Reports Third-Quarter 2004 Results

Net Income Up 28%; EPS Results Include One-Time Gain of $.02

Oaks, PA—October 19, 2004—SEI Investments Company (NASDAQ:SEIC) today announced financial results for third-quarter 2004, reporting increases in revenues, net income and earnings per share, compared to the corresponding period for the prior year.

Consolidated Overview	For the Three Months			For the Nine Months
(In thousands, except earnings per share)	Ended September 30,			Ended September 30,
	2004	2003	%	2004	2003	%
Revenues	$172,978	$163,360	6%	$509,301	$472,426	8%
Net Income Before Taxes	71,227	56,188	27%	197,678	166,282	19%
Net Income	45,407	35,399	28%	126,020	104,758	20%
Diluted Earnings Per Share	$.43	$.33	30%	$1.19	$.97	23%

“We continue to deliver growth in our revenue, net income and earnings per share”, said Alfred P. West, Jr., SEI Chairman and CEO. “At the same time, we are creating ever increasing market acceptance of our new offerings. This momentum is encouraging given we are in a time of accelerated investment in our new offerings.”

Summary of Third-Quarter 2004 and Year-to-Date Results by Business Segment

(In thousands)	For the Three Month Period Ended September 30,			For the Nine Month Period Ended September 30,
	2004	2003	%	2004	2003	%
Private Banking and Trust:
Revenues	$69,360	$76,044	(9)%	$218,137	$235,281	(7)%
Operating Profit	$29,674	$27,925	6%	$86,805	$94,962	(9)%
Operating Margin	43%	37%		40%	40%

Investment Advisors:
Revenues	45,967	42,372	8%	132,198	115,364	15%
Operating Profit	24,995	21,937	14%	72,305	61,722	17%
Operating Margin	54%	52%		55%	54%

Enterprises:
Revenues	18,347	17,965	2%	50,617	46,356	9%
Operating Profit	8,112	8,691	(7)%	23,168	21,444	8%
Operating Margin	44%	48%		46%	46%

Money Managers:
Revenues	20,523	14,201	45%	56,471	39,823	42%
Operating Profit	3,573	2,391	49%	10,457	6,670	57%
Operating Margin	17%	17%		19%	17%

Investments in New Businesses:
Revenues	18,781	12,778	47%	51,878	35,602	46%
Operating Loss	(4,747)	(4,412)	(8)%	(13,760)	(14,008)	2%
Operating Margin	(25)%	(35)%		(27)%	(39)%

Consolidated Segment Totals:
Revenues	$172,978	$163,360	6%	$509,301	$472,426	8%
Operating Profit	$61,607	$56,532	9%	$178,975	$170,790	5%
Operating Margin	36%	35%		35%	36%

Third-Quarter Business Commentary:

•	The Private Banking & Trust segment reported revenues that were less than both year ago and 2nd quarter levels. This is due primarily to the previously reported mutual fund client losses and secondarily to reduced one-time transaction-based revenues.

•	The Investment Advisors segment reported modest gains in revenues and profits vs. a year ago due to growth in assets under management. 3rd Quarter 2003 results included $2.8 million of one-time revenue and profits.

•	The Enterprises segment revenues and profits were essentially flat vs. a year ago due primarily to $2.8 million of one time revenue and profits reported in 3rd Quarter 2003.

•	Revenues in the Money Managers and Investments in New Businesses segments continue to show growth. As previously reported, these units continue to reinvest to take advantage of their expanding market opportunities.

•	Assets under management grew by over $9 billion to $109.8 billion. This growth came from continued growth in both LSV and SEI balances.

•	The company’s results reflect a $3.7 million one-time gain associated with the sale of a small portion of equity interest in LSV Asset Management.

•	In the third-quarter 2004, SEI purchased 719,000 shares of its common stock for $22.9 million.

Earnings Conference Call

A conference call to review earnings is scheduled for 2:00 PM EDST on October 19, 2004. Investors may listen to the call at www.seic.com, or listen at www.companyboardroom.com, a service of CCBN. The call may also be accessed at numerous financial services web sites including AOL, Motley Fool and Yahoo. Investors may also listen to replays at these web sites, or by telephone at (USA) 1-800-475-6701; (International) 320-365-3844, access code 747584.

About SEI

SEI Investments (NASDAQ:SEIC) is a leading global provider of asset management and investment technology solutions. The company’s innovative solutions help corporations, financial institutions, financial advisors, and affluent families create and manage wealth. As of the period ending September 30, 2004, SEI administers over $275 billion in mutual fund and pooled assets, manages over $109 billion in assets, and operates 22 offices in 12 countries. For more information, visit www.seic.com.

Many of our responses may be considered “forward looking statements” and include discussions about future operations, strategies and financial results. Forward-looking statements are based upon estimates and assumptions that involve risks and uncertainties, many of which are beyond our control or are subject to change. Although we believe our assumptions are reasonable, they could be inaccurate. Our actual future revenues and income could differ materially from our expected results. We have no obligation to publicly update or revise any forward-looking statements.

SEI INVESTMENTS COMPANY

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share data)

	Three Months Ended September 30,
	2004	2003 *
Revenues	$172,978	$163,360

Operating and development expenses	78,961	72,425
Sales and marketing expenses	32,410	34,403
General and administrative expenses	7,054	7,394

Income before interest and taxes	54,553	49,138

Equity in earnings of unconsolidated affiliate	11,859	6,288
Net gain on investments	439	509
Interest income	1,184	817
Interest expense	(497)	(564)
Other income	3,689	—

Income before taxes	71,227	56,188

Income taxes	25,820	20,789

Net income	$45,407	$35,399

Diluted earnings per common share	$.43	$.33

Shares used to calculate diluted earnings per common share	104,968	107,915

Basic earnings per common share	$.44	$.34

Shares used to calculate basic earnings per common share	102,904	105,100

*	Certain amounts for prior years have been reclassified to conform to current-year presentation.

SEI INVESTMENTS COMPANY

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share data)

	Nine Months Ended September 30,
	2004	2003 *
Revenues	$509,301	$472,426

Operating and development expenses	232,289	210,679
Sales and marketing expenses	98,037	90,957
General and administrative expenses	22,651	17,880

Income before interest and taxes	156,324	152,910

Equity in earnings of unconsolidated affiliate	31,542	14,763
Net gain (loss) on investments	4,730	(3,673)
Interest income	3,021	3,424
Interest expense	(1,628)	(1,651)
Other income	3,689	509

Income before taxes	197,678	166,282

Income taxes	71,658	61,524

Net income	$126,020	$104,758

Diluted earnings per common share	$1.19	$.97

Shares used to calculate diluted earnings per common share	106,041	108,494

Basic earnings per common share	$1.21	$1.00

Shares used to calculate basic earnings per common share	103,736	105,231

*	Certain amounts for prior years have been reclassified to conform to current-year presentation.

SEI INVESTMENTS COMPANY

CONDENSED BALANCE SHEETS

(In thousands)

	September 30, 2004	December 31, 2003
Assets
Cash and short-term investments	$187,771	$199,953
Restricted Cash	61,450	53,481
Receivables	105,981	86,612
Other current assets	11,533	12,367

Total current assets	366,735	352,413
Property and Equipment, net	111,500	113,064
Investments available for sale	56,866	70,560
Other assets	90,168	56,592

Total assets	$625,269	$592,629

Liabilities
Current liabilities	$190,440	$193,474
Long-term debt	15,778	23,944
Deferred income taxes	21,810	11,438
Other long-term liabilities	1,472	—
Shareholders’ Equity	395,769	363,773

Total liabilities and shareholders’ equity	$625,269	$592,629

SEI Investments Business Segments

(In thousands)

	Three Months ended Sept. 30,		Nine Months ended Sept. 30,
	2004	2003	2004	2003
Private Banking and Trust: *
Revenues
Investment processing fees	54,381	56,085	166,602	171,875
Fund processing fees	6,247	10,048	25,288	33,619
Investment management fees	8,732	9,911	26,247	29,787

Total Revenues	69,360	76,044	218,137	235,281

Operating and development expenses	30,217	37,946	101,300	111,836
Sales and marketing expenses	9,469	10,173	30,032	28,483

Operating Profit	29,674	27,925	86,805	94,962
Operating Margin	43%	37%	40%	40%

Investment Advisors:
Revenues	45,967	42,372	132,198	115,364

Operating and development expenses	13,785	10,640	38,124	31,023
Sales and marketing expenses	7,187	9,795	21,769	22,619

Operating Profit	24,995	21,937	72,305	61,722
Operating Margin	54%	52%	55%	54%

Enterprises:
Revenues	18,347	17,965	50,617	46,356

Operating and development expenses	5,502	4,183	13,751	11,248
Sales and marketing expenses	4,733	5,091	13,698	13,664

Operating Profit	8,112	8,691	23,168	21,444
Operating Margin	44%	48%	46%	46%

Money Managers: *
Revenues	20,523	14,201	56,471	39,823

Operating and development expenses	13,517	8,497	35,491	23,638
Sales and marketing expenses	3,433	3,313	10,523	9,515

Operating Profit	3,573	2,391	10,457	6,670
Operating Margin	17%	17%	19%	17%

Investments in New Businesses:
Revenues	18,781	12,778	51,878	35,602

Operating and development expenses	15,940	11,159	43,623	32,934
Sales and marketing expenses	7,588	6,031	22,015	16,676

Operating Loss	(4,747)	(4,412)	(13,760)	(14,008)
Operating Margin	(25)%	(35)%	(27)%	(39)%

Consolidated Segment Totals:
Revenues	$172,978	$163,360	$509,301	$472,426

Operating and development expenses	78,961	72,425	232,289	210,679
Sales and marketing expenses	32,410	34,403	98,037	90,957

Operating Profit	$61,607	$56,532	$178,975	$170,790
Operating Margin	36%	35%	35%	36%

General and Administrative expenses	7,054	7,394	22,651	17,880

Income from Operations	$54,553	$49,138	$156,324	$152,910
Operating Margin	32%	30%	31%	32%

*	Certain amounts for prior years have been reclassified to conform to current-year presentation.

SEI INVESTMENTS COMPANY

ASSET BALANCES

(In millions)

	Sept. 30, 2003	Dec. 31, 2003	Mar. 31, 2004	Jun. 30, 2004	Sep. 30, 2004
Private Banking & Trust:
Equity/Fixed Income prgms.	$2,615	$2,717	$2,759	$2,900	$2,662
Collective Trust Fund prgm	1,265	1,326	1,357	1,403	1,455
Liquidity funds	11,026	8,424	8,312	7,986	7,723

Total assets under mgmt.	14,906	12,467	12,428	12,289	11,840

Client assets under admin.	61,174	61,285	62,775	61,944	35,881

Total assets under admin.	$76,080	$73,752	$75,203	$74,233	$47,721

Investment Advisors:
Equity/Fixed Income prgms.	$22,376	$24,150	$25,295	$25,021	$25,559
Collective Trust Fund prgm	2,644	2,481	2,454	2,592	2,592
Liquidity funds	1,252	1,131	1,095	1,103	1,081

Total assets under mgmt.	$26,272	$27,762	$28,844	$28,716	$29,232

Enterprises:
Equity/Fixed Income prgms.	$12,049	$13,324	$13,303	$13,616	$15,871
Collective Trust Fund prgm	741	776	783	924	1,031
Liquidity funds	4,861	3,443	3,802	3,482	3,869

Total assets under mgmt.	$17,651	$17,543	$17,888	$18,022	$20,771

Money Managers:
Equity/Fixed Income prgms.	$37	$41	$39	$31	$25
Collective Trust Fund prgm	6,140	6,630	6,727	7,066	7,226
Liquidity funds	1,036	271	146	202	226

Total assets under mgmt.	7,213	6,942	6,912	7,299	7,477

Client assets under admin.	88,458	96,103	107,015	113,644	123,651

Total assets under admin.	$95,671	$103,045	$113,927	$120,943	$131,128

Investments in New Businesses:
Equity/Fixed Income prgms.	$8,682	$9,993	$11,296	$12,030	$13,507
Liquidity funds	244	225	240	239	169

Total assets under mgmt.	8,926	10,218	11,536	12,269	13,676

Client assets under admin.	5,319	5,855	6,631	7,028	6,096

Total assets under admin.	$14,245	$16,073	$18,167	$19,297	$19,772

Unconsolidated Affiliate:
Equity/Fixed Income prgms	$12,435	$15,666	$18,444	$21,462	$26,835

Consolidated:
Equity/Fixed Income prgms (A)	$58,194	$65,891	$71,136	$75,060	$84,459
Collective Trust Fund prgm	10,790	11,213	11,321	11,985	12,304
Liquidity funds	18,419	13,494	13,595	13,012	13,068

Total assets under mgmt.	87,403	90,598	96,052	100,057	109,831

Client assets under admin. (B)	154,951	163,243	176,421	182,616	165,628

Total assets under admin.	$242,354	$253,841	$272,473	$282,673	$275,459

(A)	Equity/Fixed Income programs include $1,566 of assets invested in SEI’s Asset Allocation Funds at 9/30/04
(B)	In addition to the numbers presented, SEI also administers an additional $6,909 in Funds of Funds assets

(as of September 30, 2004) on which SEI does not earn an administration fee.